EXHIBIT 99.3

CONTACT:
Quinn Coburn
Vice President, Finance
(216) 676-2000

GrafTech Provides Update on Previously Announced Initiatives to Drive Operating Efficiencies, Global Competitiveness and Shareholder Value

PARMA, Ohio - January 21, 2014 - GrafTech International Ltd. (NYSE:GTI) (“GrafTech”) today provided an update and reconfirmed the savings targets on its previously announced global rationalization initiatives. In October 2013, GrafTech announced a series of proposed global initiatives to position the Company to significantly reduce its Industrial Materials' cost base and improve its global competitive position. As part of the initiatives, the Company announced the proposed closure of its two highest cost graphite electrode plants, located in Brazil and South Africa, as well as a machine shop in Russia and planned reductions in corporate overhead.

The three planned closures are proceeding on schedule and as expected. All of the key milestones related to employees and applicable third parties have been achieved, and the rationalization is on target to be completed by the end of the second quarter 2014. The Company noted that the planned rationalization continues to be implemented in a professional and timely manner, with no disruption to the wind-down of the operations or to customer shipments.

Joel Hawthorne, Chief Executive Officer of GrafTech, commented, "I am very pleased with the professional manner with which the teams have managed through this transition. As always, the entire GrafTech team remains committed to delivering quality products and services, and has done an excellent job of taking care of our customers. While decisions like these are never easy to make, we believe the global initiatives we have undertaken will ultimately improve our operating efficiencies, enhance our global competitiveness and drive improved profitability across our Industrial Materials platform while positioning GrafTech to deliver long-term, sustainable value to our shareholders."

EXHIBIT 99.3

Based on progress to date, the Company now has a better line-of-sight to the anticipated savings associated with the rationalization initiatives and today confirmed its estimate that these initiatives will generate approximately $75 million of annual cost savings ($35 million of which is expected to be realized in 2014). The Company also noted that the efforts related to supply chain efficiencies are on track, and GrafTech continues to expect $100 million of cash flow improvement ($75 million in 2014 and $25 million in 2015). The Company noted that the total global pre-tax costs for the rationalization are also tracking as planned (total pre-tax cost of approximately $105 million, approximately $30 million of which will be cash outlays).

About GrafTech
GrafTech International is a global company that has been redefining limits for more than 125 years. We offer innovative graphite material solutions for our customers in a wide range of industries and end markets, including steel manufacturing, advanced energy and latest generation electronics. GrafTech currently operates 20 principal manufacturing facilities on four continents and sells products in over 70 countries. Headquartered in Parma, Ohio, GrafTech currently employs approximately 3,000 people. For more information, call 216-676-2000 or visit www.graftech.com.

NOTE ON FORWARD-LOOKING STATEMENTS: This news release and related discussions may contain forward looking statements about such matters as: rationalization and related initiatives and activities; the impact of rationalization, cost competitiveness, liquidity and related initiatives; changes in senior management; the markets we serve and our position in those markets; future or targeted operational and financial performance, profitability, cash flow, and liquidity; future or targeted sales, costs, cost management, working capital, inventory management, revenues, and business opportunities and positioning; strategic plans; expected or targeted changes in production capacity, operating rates or efficiency in our operations or our competitors' or customers' operations; future prices and demand for our products and changes therein; product quality; diversification, new products and product improvements and their impact on our business; and regional and global economic and industry market conditions and changes therein, including our expectations concerning their impact on us and our customers and suppliers.

We have no duty to update these statements and, except as expressly stated herein, these statements are not intended to update any prior statements. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: non-realization of anticipated benefits from, or variances in the cost or timing of, organizational changes and rationalization and other initiatives; loss of market share or sales due to rationalization and related activities; failure to achieve earnings or other estimates; actual outcome of uncertainties associated with assumptions and estimates used when applying critical accounting policies and preparing financial statements; failure to successfully develop and commercialize new or improved products; or operational, financial or other targets; business interruptions including those caused by weather, natural disaster or other causes; adverse changes in labor relations including those that could be related to rationalization and related activities; adverse developments in legal proceedings or investigations; negative developments relating to health, safety or environmental compliance or remediation or liabilities; downturns, production reductions or suspensions, or changes in steel and other markets we or our customers serve; intensified competition and price or margin decreases; changes in graphite electrode and needle coke manufacturing capacity; fluctuating market prices for our products; mismatches between manufacturing capacity and demand; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities.